Exhibit 4.10

To:	All holders of an electricity distribution licence

MODIFICATION OF THE STANDARD CONDITIONS OF ELECTRICITY DISTRIBUTION LICENCES UNDER SECTION 11A OF THE ELECTRICITY ACT 1989

NOTICE OF REASONS FOR THE DECISION TO MODIFY THE STANDARD CONDITIONS OF ELECTRICITY DISTRIBUTION LICENCES UNDER SECTION 49A OF THE ELECTRICITY ACT 1989

WHEREAS:

1.	Each of the companies to whom this direction is addressed holds an electricity distribution licence granted, or treated as granted, pursuant to section 6(l)(c) of the Electricity Act 1989 (the "Act").

2.	In accordance with section 11A(3) and (4) of the Act, the Gas and Electricity Markets Authority (the "Authority") gave notice on 16 December 2005 (the "Notice") that it proposed to modify the standard conditions of the electricity distribution licences by:

	(i).	omitting standard condition 34 (Compulsory Acquisition of Land etc) and standard condition 35 (Other Powers, etc) from Section C of the standard conditions; and

(ii).	inserting new standard conditions similar in content and intent to standard condition 34 (Compulsory Acquisition of Land etc) and standard condition 35 (Other Powers, etc) in Section B of the standard conditions.

3.	In accordance with section 49A of the Act, the reasons for making the licence modifications are set out in the following documents published by the Authorlty:

(i).	Open Letter Consultation on the Application of Section C Licence Conditions for Independent Distribution Network Operators – March 2005, 88/05; and

(ii).	Regulation of Independent Electricity Distribution Network Operators – Decision Document – July 2005, 176/05.

Copies of these documents are available from the Ofgem Research and Information Centre, 9 Millbank, London SWlP 3GE (020 7901 7003) or the Ofgem website (www.ofgem.gov.uk).

4.	Prior to the close of the consultation period in respect of the Notice, the Authority received six representations in relation to the proposed licence modifications. No responses were withdrawn. All non confidential responses are available from Ofgem Research and Information Centre or on the Ofgem website. The Authority has carefully considered all representations made in relation to the proposed licence modifications and not withdrawn.

5.	No notice of objection to the proposed licence modifications was given to the Authority within the time specified in the Notice by a relevant licence holder.

6.	The Authority gave notice of its intention to make the proposed licence modifications to the Secretary of State and has not received a direction from the Secretary of State not to make the proposed licence modifications.

Therefore in accordance with the powers contained in section 11A of the Act, the Authority hereby modifies the standard conditions of electricity distribution licences in accordance with the schedule to this modification with effect on and from 22 February 2006.

This document also constitutes notice of reasons for the decision to modify the standard conditions of the electricity distribution licences under section 49A of the Act.

The Official Seal of the Gas and Electricity Markets Authority here affixed is authenticated by the signature of

/s/ Martin Crouch Director - Distribution Authorised on behalf of the Authority

22 February 2006

SCHEDULE

MODIFICATION OF THE STANDARD CONDITIONS OF ELECTRICITY
DISTRIBUTION LICENCES UNDER SECTION 11A OF THE ELECTRICITY ACT
1989

1.	Standard condition 34 (Compulsory Acquisition of Land etc.) shall be omitted.

2.	Standard condition 35 (Other Powers etc.) shall be omitted.

3.	After standard condition 31(Not used) there shall be inserted the following new conditions:

Standard Condition 31A. Compulsory Acquisition of Land etc.

1.	The powers and rights conferred by or under the provisions of Schedule 3 to the Act (Compulsory Acquisition of Land etc. by Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

(a)	are comprised within its distribution business; and

(b)	are carried on within the distribution services area or necessitate the use of the licensee's distribution system, including any extension of or addition to the licensee's distribution system, whether or not connected to such system.

Standard Condition 31B. Other Powers etc.

1.	The powers and rights conferred by or under the provisions of Schedule 4 to the Act (Other Powers etc. of Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

(a)	are comprised within its.distribution business; and

(b)	are carried on within the distribution services area or necessitate the use of the licensee's distribution system, including any extension of or addition to the licensee's distribution system, whether or not connected to such system.